THIRD AMENDMENT
                               ---------------

     THIRD AMENDMENT (this "Amendment"), dated as of September 16, 1996, among SERVICE MERCHANDISE COMPANY, INC. (the "Borrower"), the various lending institutions party to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (as successor to CHEMICAL BANK), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Banks and the Administrative Agent are parties to a Credit Agreement, dated as of June 8, 1994 and amended by the First Amendment thereto dated as of April 13, 1995 and the Second Amendment thereto dated May 23, 1996 (as so amended, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed that as of the Third Amendment Effective Date (as defined below):

     1. Section 9.11(vi) of the Credit Agreement is hereby amended by adding the following language to the end thereof (prior to the word "and"):

     "and  restrictions  imposed  by the  terms  of the  First  Union  Permitted
Mortgage   Financing   on  the  First   Union   Permitted   Mortgage   Financing
Subsidiaries."

     2. Section 9.15 of the Credit Agreement is hereby amended by inserting the following proviso to the end of clause (b) thereof:

     "; provided that the First Union Permitted Mortgage Financing Subsidiaries shall not enter into the Guaranty."

     3. Section 11.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

     "First Union Permitted Mortgage Financing" shall mean the Permitted Mortgage Financing provided by First Union National Bank of North Carolina substantially in accordance with its commitment letter to the Borrower dated September 9, 1996.

     "First Union Permitted Mortgage Financing Subsidiaries" shall mean any direct or indirect wholly-owned Subsidiary of the Borrower which is wholly-owned, directly or indirectly by a Guarantor and which is created to be a borrower under the First Union Permitted Mortgage Financing.

     "Third Amendment Effective Date" shall mean the effective date of the Third Amendment to this Agreement.

     4. The definition of "Permitted Investments" in Section 11.01 of the Credit Agreement is hereby amended by (x) inserting the words "and may transfer assets" after the words "unsecured loans and advances" in clause (iv) thereof and (y) by
(a) deleting the word "and" at the end of clause (iv), (b) deleting the period at the end of clause (v) and inserting in lieu thereof "; and" and (c) inserting immediately thereafter the following new clause:

     "(vi) the Borrower and/or its Subsidiaries may, all in connection with the First Union Permitted Mortgage Financing and in a manner satisfactory to the Administrative Agent, (x) transfer Real Property and related assets to the First Union Permitted Mortgage Financing Subsidiaries and (y) provide security or escrow deposits or Letters of Credit in lieu of security or escrow deposits, guaranties, indemnities and similar items required by the terms of the First Union Permitted Mortgage Financing, provided, that on the date of each closing thereof, the aggregate proceeds of such financing net of the aforementioned items are not less than 60% of the aggregate fair market value of the Real Property and related assets being encumbered in connection therewith."

     5. The definition of "Permitted Mortgage Financing" in Section 11.01 of the Credit Agreement is hereby amended by (x) adding the words "and/or its Subsidiaries" both after the words "incurred by the Borrower" and after the words "owned or leased by the Borrower" appearing therein, and (y) deleting the words "fair market value of the respective asset being sold", and substituting in lieu thereof the words "aggregate fair market value of the assets being encumbered."

     6. Section 13.07(a) of the Credit Agreement is hereby amended by adding the following language at the end thereof:

     " To the extent that the Borrower or a Subsidiary thereof provides a guaranty of the obligations of the Borrower or its Subsidiaries as tenants under the Real Property operating leases contemplated by the First Union Permitted Mortgage Financing, any Contingent Obligations represented by such guaranty shall not be taken into account for purposes of calculations under this Agreement involving the Indebtedness of the Borrower and its Subsidiaries."

     7. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (x) no Default or Event of Default exists on the Third Amendment Effective Date both before and after giving effect to this Amendment and (y) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects as of the Third Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

     8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

     10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     11. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.

     12. From and after the Third Amendment Effective Date all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


Address:


7100 Service Merchandise Drive        SERVICE MERCHANDISE COMPANY, INC.
Brentwood, Tennessee 37027
Attention: Thomas L. Garrett, Jr.
Telephone:        615-660-6000
Telecopy:         615-660-3667        By:   /s/ Thomas L. Garrett, Jr.
                                            -----------------------------------


270 Park Avenue, 9th Floor            THE CHASE MANHATTAN BANK
New York, New York 10017              Individually, and as Administrative Agent
Attention: Christopher C. Wardell
Telephone:        212-270-2053        By:   /s/ Christopher C. Wardell
Telecopy:         212-270-6125              -----------------------------------
                                      Title: Managing Director
                                            -----------------------------------
           WITH A COPY TO:

Chase Securities, Inc.
10 South LaSalle Street
Suite 2300
Chicago, Illinois 60603
Attention: Paul Doran
Telephone:        313-807-4089
Telecopy:         312-346-9310



One Ravinia Drive                     ABN AMRO BANK N.V., ATLANTA
Suite 1200                            AGENCY
Atlanta, Georgia 30346-2103
Attention: Linda Davis
Telephone:        404-399-7378        By:   /s/ Larry Kelley
Telecopy:         404-395-9188              -----------------------------------
                                      Title: Group Vice President
                                            -----------------------------------

                                      By:   /s/ Steven L. Hipsman
                                            -----------------------------------
                                      Title: Vice President
                                            -----------------------------------

245 Park Avenue                       ARAB BANKING CORPORATION
New York, New York 10167
Attention: Louise Bilbro
Telephone:        212-850-0665        By:   /s/ Louise Bilbro
Telecopy:         212-599-8385              -----------------------------------
                                      Title: Vice President
                                            -----------------------------------


100 Federal Street                    THE FIRST NATIONAL BANK OF BOSTON
Boston, Massachusetts 02110
Attention: Peter Griswold
Telephone:        617-434-8312        By:   /s/
Telecopy:         617-434-6685              -----------------------------------
                                      Title: Managing Director
                                            -----------------------------------


430 Park Avenue                       THE BANK OF MONTREAL
New York, New York 10022
Attention: Tom Calder
Telephone:        212-605-1460        By:   /s/ W. Tom Calder
Telecopy:         212-605-1455              -----------------------------------
                                      Title:  Director
                                            -----------------------------------


One Wall Street, 22nd Floor           THE BANK OF NEW YORK
New York, New York 10286
Attention: Paula Diponzio
Telephone:        212-635-7867        By:  /s/ Paula Diponzio
Telecopy:         212-635-1483             -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


Structured Finance Department         THE BANK OF TOKYO-MITSUBISHI, LTD.
1251 Avenue of the Americas
New York, New York 10022
Attention: Paul P. Malecki            By:  /s/ Paul P. Malecki
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


Structured Finance Department         THE BANK OF TOKYO-MITSUBISHI, TRUST
1251 Avenue of the Americas           COMPANY
New York, New York 10022
Attention: Paul P. Malecki
                                      By:  /s/ Paul P. Malecki
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------

787 Seventh Avenue                    BANQUE PARIBAS
New York, New York 10019
Attention: Ann Pifer
Telephone:        212-841-2383        By:  /s/ Ann C. Pifer
Telecopy:         212-841-2333             -----------------------------------
                                      Title: Vice President
                                           -----------------------------------

                                      By:  /s/ Mary T. Finnegan
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


Two Paces West                        CANADIAN IMPERIAL BANK OF
2727 Paces Ferry Road                 COMMERCE
Atlanta, Georgia 30339
Attention: Kathryn W. Sax
Telephone:        770-319-4903        By:  /s/ Kathryn W. Sax
Telecopy:         770-319-4954             -----------------------------------
                                      Title: Authorized Signatory
                                           -----------------------------------


75 Wall Street                        DRESDNER BANK AG, NEW YORK
New York, New York 10005              BRANCH
Attention: Richard Conroy
Telephone:        212-429-2206        By:  /s/ Richard Conroy
Telecopy:         212-574-0129             -----------------------------------
                                      Title: Vice President
                                           -----------------------------------

                                      By:  /s/
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


Marquis One Tower, Suite 2100         THE FUJI BANK, LTD.
245 Peachtree Center Avenue NE
Atlanta, Georgia 30303-1208
Attention: Brett Johnson
Telephone:        404-653-2100        By:  /s/ Toshibiro Mitsui
Telecopy:         404-653-2119             -----------------------------------
                                      Title: Vice President and Manager
                                           -----------------------------------


Two World Trade Center, 99th Floor    THE HOKKAIDO TAKUSHOKU BANK, LTD.
New York, New York 10048
Attention: Scott D. Winston
Telephone:        212-912-6914        By:  /s/
Telecopy:         212-466-6079             -----------------------------------
                                      Title: Senior Vice President and Manager
                                           -----------------------------------

245 Park Avenue                       THE INDUSTRIAL BANK OF JAPAN,
New York, New York 10167              LIMITED -NEW YORK BRANCH
Attention: Jim Welch
Telephone:        212-309-6577        By:  /s/
Telecopy:         212-682-2870             -----------------------------------
                                      Title: Senior Vice President and
                                           -----------------------------------
                                             Senior Manager
                                           -----------------------------------


245 Peachtree Center Avenue NE        LTCB TRUST COMPANY
Suite 2801
Atlanta, Georgia 30303
Attention: Becky Sedler
Telephone:        404-659-7210        By:  /s/ Satoru Otsubo
Telecopy:         404-658-9751             -----------------------------------
                                      Title: Executive Vice President
                                           -----------------------------------


140 Broadway                          MIDLAND BANK PLC
New York, New York 10005
Attention: Karen Wold
Telephone:        212-658-2750        By:   /s/ Karen Wold
Telecopy:         212-658-2586              -----------------------------------
                                      Title:   Director
                                            -----------------------------------



500 West Jefferson Street             PNC BANK, KENTUCKY, INC.
Louisville, Kentucky 40202
Attention: Ralph Phillips
Telephone:        502-581-4543        By:  /s/ Ralph A. Phillips
Telecopy:         502-581-2302             -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


520 Madison Avenue, 25th Floor        THE MITSUBISHI TRUST AND
New York, New York 10022              BANKING CORPORATION
Attention: Susan LeFevre
Telephone:        212-891-8454
Telecopy:         212-755-2349        By:   /s/
                  212-486-0970              -----------------------------------
                                      Title: Senior Vice President
                                            -----------------------------------

One NationsBank Plaza M-5             NATIONSBANK, N.A. f/k/a
311 Union Street                      NATIONSBANK OF NORTH CAROLINA,
Nashville, Tennessee 37239-1697       N.A.
Attention: Kimberly Dupuy
Telephone:        615-749-3174
Telecopy:         615-749-4640        By:  /s/
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------


245 Park Avenue, 30th Floor           THE NIPPON CREDIT BANK, LTD.
New York, New York 10167
Attention: Barry Fein
Telephone:        212-984-1261        By:  /s/ Barry Fein
Telecopy:         212-490-3895             -----------------------------------
                                      Title: Assistant Vice President
                                           -----------------------------------


Marquis One Tower, Suite 2703         THE SAKURA BANK, LIMITED
245 Peachtree Center Avenue NE
Atlanta, Georgia 30303
Attention: Chad Zimmerman
Telephone:        404-521-3111        By:  /s/ Hiroyasu Imanishi
Telecopy:         404-521-1133             -----------------------------------
                                      Title: Vice President and Senior Manager
                                           -----------------------------------



Georgia Pacific Center, Suite 3210    THE SUMITOMO BANK, LIMITED,
133 Peachtree Street NE               ATLANTA AGENCY
Atlanta, Georgia 30303
Attention: Tom Lawson
Telephone:        404-526-8513        By:  /s/ Masayuki Fukushima
Telecopy:         404-521-1187             -----------------------------------
                                      Title:    Joint General Manager
                                           -----------------------------------



55 East 52nd Street                   THE TOKAI BANK, LTD. NEW YORK
New York, New York 10055              BRANCH
Attention: Bill Struckell
Telephone:        212-339-1123        By:  /s/
Telecopy:         212-754-2170             -----------------------------------
                                      Title: Senior Vice President
                                           -----------------------------------

One Detroit Center, 9th Floor         COMERCIA BANK
500 Woodward Avenue, MC 3281
Detroit, Michigan 48226
Attention: Kristine L. Andersen
Telephone:        313-222-3648        By:  /s/ John M. Costa
Telecopy:         313-222-3330             -----------------------------------
                                      Title: Vice President
                                           -----------------------------------



650 Fifth Avenue                      BANK OF IRELAND, CAYMAN ISLAND
New York, New York 10019              BRANCH
Attention: John Cusack
Telephone:        212-397-1712        By:  /s/ John Cusack
Telecopy:         212-586-7752             -----------------------------------
                                      Title: Assistant Vice President
                                           -----------------------------------


1211 Avenue of the Americas           WESTDEUTSCHE LANDESBANK
New York, New York 10036              GIROZENTRALE, NEW YORK AND
Attention: Karen E. Hoplock           CAYMAN ISLAND BRANCHES
Telephone:        212-852-6000
Telecopy:         212-852-6300        By:  /s/
                                           -----------------------------------
                                      Title: Vice President
                                           -----------------------------------

                                      By:  /s/
                                           -----------------------------------
                                      Title: Associate
                                           -----------------------------------



One Parkview Plaza                    VAN KAMPEN AMERICAN CAPITAL
Oakbrook Terrace, Illinois 60181      PRIME RATE INCOME TRUST
Attention: Jeffrey W. Maillet
Telephone:        630-684-6438        By:  /s/ Jeffrey W. Maillet
Telecopy:         630-684-6740             -----------------------------------
                                      Title: Senior Vice President and Director
                                           -----------------------------------



666 Fifth Avenue, Suite 800           THE YASUDA TRUST AND BANKING
New York, New York 10103              COMPANY, LTD.
Attention: Makoto Tagawa
Telephone:        212-373-5709        By:  /s/ Makoto Tagawa
Telecopy:         212-373-5796             -----------------------------------
                                      Title: Deputy General Manager
                                           -----------------------------------